EXHIBIT 99


    All information in this Term Sheet, whether regarding assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus.

                                                                   April 2, 2002

                PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET

               $561,200,000 (approximate) of Senior Certificates
                       Citicorp Mortgage Securities, Inc.
                               CMSI Series 2002-05



Features of the Transaction
---------------------------

o Offering consists of 2 tracks of senior securities totaling $561,200,000 expected to be rated AAA by two of the three: S&P, Fitch, or Moody's. The 2 tracks of seniors are expected to be approximately:

     $427,488,000 of 6.5% coupons (30 yrs)

     $133,712,000 of 6.0% coupons (15 yrs)

o The overall expected amount of credit support for the senior certificates is 2.4% +/- 0.50% in the form of subordination with a shifting interest structure and a five year prepayment lockout.

o All Collateral consists of single family, 10-year to 30-year, fixed-rate residential, first mortgages originated or acquired by Citicorp Mortgage Securities.

o    The amount of senior certificates is approximate and may vary by up to 5%.



Key Terms
---------
Issuer: CMSI Series 2002-5

Underwriter: Goldman, Sachs & Co.

Servicer: Citicorp Mortgage Securities, Inc.

Trustee: Bank of New York

Type of Issuance: Public

Servicer Advancing: Yes, subject to recoverability

Compensating Interest: Yes, to the extent of the lesser of servicing, but in no case greater than 1/12 th of 0.125% of the Pool Scheduled Principal Balance for such Distribution Date.

Legal Investment: The senior certificates are SMMEA eligible at settlement

Interest Accrual: Prior calendar month

Clean Up Call: 10% of the Cut-off Date principal balance of the Loans

ERISA Eligible: Underwriter's exemption may apply to senior certificates, however prospective purchasers should consult their own counsel

Tax Treatment: REMIC; senior certificates are regular interests

Structure: Senior/Subordinate; shifting interest with a five-year prepayment lockout to junior certificates. The subordinated certificates will be cross-collateralized between the 2 groups.

Expected Subordination: 2.4% +/- 0.50%

Expected Rating Agencies: 2 of the 3: Fitch, Inc. ("Fitch"), Standard & Poor's ("S&P") or Moody's ("Moody's")

Minimum Denomination: Senior certificates - $1,000

Delivery: Senior certificates - DTC



Time Table
----------

Expected Settlement:            April 29, 2002

Cut-off Date:                    April 1, 2002

First Distribution Date:          May 25, 2002

Distribution Date:          25th of each month



Preliminary Mortgage Pool Data (approximate)
--------------------------------------------

                                                            6.5% track       6.0% track
                                                            ----------       ----------
Total Outstanding Principal Balance:                       $438,000,000     $137,000,000

Number of Mortgage Loans:                                           966              287

Average Original Principal Balance of the
   Mortgage Loans (000's):                                         $455             $480

Weighted Average Annual Mortgage Interest Rate:                    6.96%            6.62%

Expected Servicing Fees (including Master Servicing Fee):           .25%             .25%

Weighted Average Maturity:                                          356              177

Weighted Average Seasoning:                                           3                2

Weighted Average Original Loan-To-Value Ratio:                       65%              58%

Owner Occupied:                                                      98%              96%

Originated Under the Full/Alt Documentation Program:                 98%              97%

State Concentration > 10%                                         NY 22%           CA 26%
                                                                  CA 18%           NY 11%
                                                                  MA 10%           MA 10%

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. Neither the issuer of the certificates nor Goldman, Sachs & Co., nor any of their affiliates makes any representation as to the accuracy or completeness of the information herein. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood  that  any of such  assumptions  will  coincide  with  actual  market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, is preliminary and will be superseded by the applicable prospectus supplement and any other information subsequently filed with the SEC. The information contained herein will be superseded by the description of the mortgage pool contained in the prospectus supplement relating to the certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by Goldman, Sachs & Co. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any limitation of any kind. Further information regarding this material may be obtained upon request.

This material is furnished to you solely by Goldman, Sachs & Co., acting as underwriter and not as agent of the issuer.